Exhibit 10.17

FORM OF

REVOLVING PROMISSORY NOTE

U.S. $[●]	September 1, 2022

FOR VALUE RECEIVED, Adamas One Corp., a Nevada corporation (“Borrower”), hereby promises to pay to the order of [●] (“Lender”), at such location and in such manner as Lender shall designate, the principal amount of $[●] or so much thereof as Lender may advance to or for the benefit of Borrower, in accordance with the following terms and conditions:

1.       Interest Rate. The principal balance outstanding has been funded on an interest-free basis and no interest shall be charged for the amounts advanced pursuant to this Note.

2.       Revolving Advances. The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Borrower, repaid by Borrower, and re-advanced to Borrower from time to time, subject to any conditions imposed by Lender in its sole and absolute discretion, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

3.       Payments. Notwithstanding anything in this Note to the contrary, Borrower shall repay all amounts outstanding under this Note no later than September 30, 2023.

4.       Form of Payments. Payments by Borrower shall be made in immediately available funds.

5.       Application of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect.

6.       Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured charges accrued to the date of prepayment are also paid in full.

7.       Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower:

(a)       Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder; or

(b)       The failure of Borrower to comply with any provision of this Note.

8.       Event of Default; Bankruptcy. It shall be an “Event of Default” under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships. If that happens, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

BORROWER HEREBY AFFIRMS, ACKNOWLEDGES, AND RATIFIES THAT ALL AMOUNTS DUE UNDER THIS NOTE ARE PAYABLE UPON DEMAND, WHICH DEMAND MAY BE MADE AT ANY TIME BY LENDER IN ITS SOLE AND ABSOLUTE DISCRETION IRRESPECTIVE OF WHETHER AN EVENT OF DEFAULT HAS OCCURRED.

9.       Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Nevada; however, if any charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

10.       No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

11.       Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the choice of law rules of the State of Nevada.

12.       Time of Essence. Time is of the essence of this Note and each and every provision hereof.

13.       Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

14.       Severability. If any provision hereof is invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

15.       Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors, and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note and any loan documents without notice to Borrower.

16.       Notice. Any notice or other communication with respect to this Note shall (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified, or registered mail; (c) if directed to Lender, be addressed to Lender at such address as Lender shall have specified to; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower’s name, or to such other address as Borrower shall have specified by like notice.

17.       Amendment and Restatement. This Note amends, restates, and supersedes in its entirety, and is given as a replacement for, and not in satisfaction of or as a novation with respect to, the Promissory Note, dated [●], in the stated principal amount of $[●], executed by Borrower in favor of Lender and any and all other non-written arrangements or understandings between Borrower and Lender regarding sums borrowed from Lender by Borrower.

[signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

BORROWER
ADAMAS ONE CORP.

By:
Name:
Title:

Signature Page to Revolving Promissory Note